UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Brookfield Bermuda Ltd. 73 Front Street, 5th Floor Hamilton, Bermuda	HM 12
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Exchangeable Limited Voting Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-254942

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the class A exchangeable limited voting shares of Brookfield Asset Management Reinsurance Partners Ltd. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of our Share Capital” in the Registrant’s registration statement on Form F-1 (File No. 333-254942), originally filed with the Securities and Exchange Commission on April 1, 2021, as amended thereafter, which information is incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

Date: June 16, 2021	By:	/s/ Thomas Corbett
Name: Thomas Corbett Title: Interim Chief Financial Officer